UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2008 (January 7, 2008)
Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 659-2424
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 10, 2008, Oxford Industries, Inc. (the “Company”) announced that its Board of Directors has elected K. Scott Grassmyer, the Company’s Senior Vice President and Controller, to the additional position of Chief Financial Officer of the Company. The election was made on January 7, 2008. Mr. Grassmyer will continue to serve as the Company’s principal accounting officer.
Mr. Grassmyer, 46, has served as the Company’s Senior Vice President and Controller since 2004. From 2003 to 2004, he served as the Company’s Vice President and Controller. Mr. Grassmyer was appointed the Company’s Controller in 2002. Prior to joining the Company in 2002, Mr. Grassmyer served as Senior Vice President and Chief Financial Officer of Duck Head Apparel Company, Inc., an apparel manufacturer, beginning in 1997. Mr. Grassmyer is a Certified Public Accountant and spent five years in public accounting at Ernst & Young, LLC. Mr. Grassmyer holds a Bachelor of Science degree in Accounting from Appalachian State University and attended the Clemson MBA program.
A copy of the press release issued by the Company announcing the election of Mr. Grassmyer as the Company’s Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number
99.1	Press Release of Oxford Industries, Inc., dated January 10, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
January 10, 2008	/s/ Thomas E. Campbell
	Name:	Thomas E. Campbell
	Title:	Vice President